EXHIBIT 99.3

November 11, 2024

Re:       Severance Agreement

As you are aware, it is the practice of Sturm, Ruger & Company, Inc., its successors, assigns and related entities (collectively, the "Company") to provide severance benefits, subject to certain conditions, to certain officers whose employment is terminated by the Company without Cause (as defined below) or by the applicable officer for Good Reason (as defined below). The Company wishes to amend and restate that certain existing letter agreement with respect to your severance benefits, previously executed by you (the "Existing Severance Agreement"), in its entirety, and replace your Existing Severance Agreement with this letter agreement (this "letter").

The purpose of this letter is to set forth the terms of the severance benefits that you would be entitled to receive under the circumstances outlined below.

1.             (a)      Termination Without Cause or for Good Reason: Subject to the limitations set forth in Section 4, if, during the Term (as defined below), and prior to the occurrence of a Change in Control (as defined below), the Company terminates your employment without Cause or you terminate your employment for Good Reason, provided that you execute and deliver an effective Release (as defined below) to the Company within the timeframe specified in the Release (the "Release Requirement"), then the Company shall pay you, within 60 days after such termination date, or, to the extent required by Section 409A of the Internal Revenue Code of 1986 (the "Code"), on the first day of the seventh month following the Release Delivery Date, as a severance payment for services previously rendered to the Company, a lump sum equal to 18 months of your Base Annual Salary (as defined below) (without regard to any decrease in the rate of your Base Annual Salary following the event(s) giving rise to Good Reason). In addition, upon such termination, a prorated portion of your then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid (in cash and/or shares of Common Stock (as defined below), as applicable) in accordance with their terms.

(b)       Change in Control Termination: Subject to the limitations set forth in Section 4, if a Change in Control occurs during the Term, and, within 24 months after the effective date of such Change in Control, the Company terminates your employment without Cause or you terminate your employment for Good Reason, provided that you satisfy the Release Requirement, then the Company shall pay you, within 60 days after such termination date or, to the extent required by Section 409A of the Code, on the first day of the seventh month following the Release Delivery Date, a lump sum equal to 24 months of your Annual Compensation (without regard to any decrease in the rate of your Annual Compensation made after the Change in Control), In addition, upon such termination, your then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump sum (to the extent permitted by Section 409A of the Code, at the same time as the Annual Compensation lump sum pursuant to the preceding sentence) equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control.

(c)       Section 409A of the Code: Notwithstanding anything to the contrary in this letter or any Company policy providing for severance payments and benefits, to the extent required by Section 409A of the Code, no payments shall be made to you under this letter or such Company policy during the first six months following your termination of employment with the Company; you shall instead receive a lump sum payment on the first day of the seventh month following the date your employment terminates in an amount equal to the total amount of payments that you otherwise would have received during the first six months following your termination of employment. Any remaining payments shall be made to you in accordance with the terms of the applicable Company policy. Each payment described in this letter is treated as a separate payment for purposes of Section 409A of the Code. In the event the amounts due under your vested Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards are not permitted to be paid at the time specified in Section 1(b) above under Section 409A of the Code, such amounts shall instead be paid in accordance with their terms and Section 409A of the Code.

(d)       The severance benefits specified in this Section 1 shall be in lieu of any severance pay or other severance benefit that the Company may provide to terminated employees pursuant to policies of the Company that may at that time be in effect. The provisions of this Section 1 concerning the treatment of your then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards are intended and shall function as an amendment to such awards to the extent necessary to effectuate the purposes of this Section 1, but shall, in no way, provide for any duplication or double-counting of payments or other benefits under such awards.

(e)       The severance benefits specified in this Section 1 shall not in any way affect your entitlement to the receipt of (i) accrued dividends due under the terms of your then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards at the time of your termination, or (ii) any cash bonus or other cash incentive that you are otherwise eligible to earn in the ordinary course during the partial year prior to the date of your termination pursuant to each plan or program (whether or not such plan or program has been formalized or is in written form) of the Company in effect for such year that provides for cash bonuses or other cash incentives (provided that the Company goals that trigger the obligation of the Company to pay the cash bonus or other cash incentives are satisfied). In such event, provided that you satisfy the Release Requirement, such partial year cash bonus or other cash incentive shall be paid to you when cash bonuses are paid to the Company’s other senior executives with respect to such year, but in no event later than 75 days after the end of such year.

2.       Definitions: As used herein:

(a)        "Annual Compensation" shall mean, at any time, an amount equal to your Base Annual Salary, plus 100% of the target cash bonus or other cash incentive that you are eligible to earn in the current year pursuant to each plan or program (whether or not such plan or program has been formalized or is in written form) of the Company in effect for such year that provides for cash bonuses or other cash incentives, or if no such plan or program has been adopted with respect to such year, 100% of the target cash bonus or other cash incentive that you were eligible to earn in the most recent year in which such a plan or program was in effect;

(b)        "Base Annual Salary" shall mean, at any time, an amount equal to your annual rate of salary at such time;

(c)       "Cause" shall mean: (i) a breach of your fiduciary duty to the Company including, but not limited to, your failure to obey any lawful directive of the Board of Directors of the Company, (ii) your personal dishonesty or willful misconduct or (iii) your willful violation of any material law, rule, regulation, or final cease-and-desist order related to your employment;

(d)       "Change in Control" shall be deemed to have the same meaning as defined in the Sturm, Ruger & Company, Inc. 2023 Stock Incentive Plan;

(e)       "Common Stock" shall mean the Company’s common stock, par value $1.00 per share.

(f)       "Good Reason" shall mean the Company, without your written consent: (i) reduces in any manner your duties, responsibilities, authority, Annual Compensation or material employee benefits, (ii) relocates your principal place of employment by more than 50 miles from its then-current location (including, without limitation, requiring your attendance at an office more than 50 miles from your then-current approved place of work), or (iii) materially breaches any agreement with you, and, in each case, the Company does not cure the event constituting Good Reason within thirty (30) days following the date of the Company’s receipt of a written notice from you describing such breach, which written notice must be received by the Company within ninety (90) days following the occurrence of such breach.

(g)       "Release" shall mean a release in made by you in favor of the Company and its affiliates, in form substantially similar to Exhibit A; and

(h)       "Term" shall mean the period commencing on the date hereof and ending on the first anniversary of the date hereof, subject to automatic extension on each anniversary of the date hereof, unless (i) you give notice of your intent to terminate your employment, or otherwise terminate your employment, before such date or (ii) the Company gives written notice to you of the termination of such automatic extensions at least 360 days prior to such date.

3.       Benefits: Upon the occurrence of a termination of your employment under circumstances entitling you to receive the severance payment provided in Section 1 above, the Company shall also cause to be continued, for a period of time equal to the number of months of severance pay, such life, medical and dental insurance coverage as is otherwise maintained by the Company for full-time employees (based on your Base Annual Salary in effect immediately prior to the date your employment terminates), subject to the limitations set forth in such plans, programs or policies, provided that you shall continue to pay all amounts in respect of such coverage that an employee receiving the same level of coverage is or would be required to pay (the employee contribution).

4.       Parachute Payment: In the event that any amount otherwise payable hereunder would be deemed to constitute a parachute payment (a "Parachute Payment") within the meaning of Section 280G of the Code, and if any such Parachute Payment, when added to any other payments which are deemed to constitute Parachute Payments, would otherwise result in the imposition of an excise tax under Section 4999 of the Code, the amounts payable hereunder shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax. Any such limitation shall be applied to such compensation and benefit amounts, and in such order, as the Company shall determine in its sole discretion.

5.       Termination for Cause and Voluntary Termination: You shall have no right to receive any severance pay or severance benefit for any period after the date of the termination by the Company of your employment for Cause or, except as otherwise provided in Section 1, following the voluntary termination by you of your employment. Notwithstanding the foregoing, in such event, nothing in this Section 5 shall affect any amounts or other consideration you are entitled to receive under your outstanding Restricted Stock Unit ("RSU") awards at the time of such termination, if any, and such RSU awards are subject to, and governed by, their own terms.

6.       Nothing in this letter (a) confers upon you the right to continue in the employment of the Company or the right to hold any particular office or position with the Company, (b) requires the Company to pay you, or entitles you to receive, any specified annual salary or interferes with or restricts in any way the right of the Company to decrease your annual salary at any time or (c) interferes with or restricts in any way the right of the Company to terminate your employment at any time, with or without Cause.

7.       Any payments due you hereunder shall be reduced by all applicable withholding and other taxes.

8.       The provisions set forth in this letter shall continue in effect throughout its Term. The provisions of this letter shall survive the termination of the Term and/or the termination of your employment with the Company to the extent necessary to effectuate the terms contained herein.

9.       This letter is intended to be binding upon the Company, its successors in interest and assigns. On and after the date of this letter, the terms regarding severance benefits described herein shall supersede and replace all severance and other benefits provided under, and any other provisions set forth or described in the Existing Severance Agreement and any other letters to, or agreements with, you relating to provisions of benefits upon a termination of your employment, and are contingent upon your acceptance by signing below, provided that this letter shall be subject in all respects to the Company’s Executive Compensation Clawback Policy (as amended, the "Policy"). You agree to comply with the terms of the Policy with respect to any applicable payments made to you under this letter.

10.       This letter shall be governed by, construed and enforced in accordance with the laws of the Connecticut, without giving effect to the principles of conflicts of law thereof.

11.       You and the Company intend that this letter is either exempt from or complies with the provisions of Section 409A of the Code and the regulations and other guidance of general applicability that are issued thereunder. You and the Company agree to negotiate in good faith regarding amendments to this letter that may be necessary or desirable to maintain an exemption from or comply with Section 409A.

This letter may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will collectively constitute a single original.

Very truly yours,

STURM, RUGER & COMPANY, INC.

/S/ CHRISTOPHER J. KILLOY
Christopher J. Killoy
Chief Executive Officer

Agreed and Accepted:

By:	/S/ SHAWN C. LESKA

Date:	November 25, 2024

Exhibit A

GENERAL RELEASE

This General Release (“Release”) is entered into knowingly and voluntarily by and between [Officer’s Name] (“Employee”) and Sturm, Ruger & Company, Inc., its successors, assigns and related entities (collectively, the “Company”).

RECITALS

A.       Employee is employed as an Officer of the Company; and

B.       Employee’s employment with the Company will end on [Insert Date] (the “Separation Date”); and

C.       Company and Employee desire to set forth their respective rights and obligations during the [#-month] severance period from [Start Date] through [End Date] (“Severance Period”).

AGREEMENT

I.       Separation Arrangements

A.       In consideration of the performance by Employee of [his or her] obligations pursuant to this Release, the Company agrees, subject to this Release becoming effective, to pay Employee in full as outlined in the Severance Letter Agreement dated [Date] (“Severance Agreement”).

B.       The Company shall promptly process and pay all reasonable and customary business expenses incurred by Employee through the Separation Date and submitted by Employee to the Company for payment no later than ninety (90) days after the Separation Date in accordance with the Company’s ordinary expense payment procedures.

C.       All payments and benefits due from, or provided or made available by, the Company to Employee pursuant to the terms of the Severance Agreement (“Payments”) will be conditioned on Employee’s satisfactory performance of [his or her] obligations hereunder.

D.       Employee acknowledges and agrees that Employee is not entitled to, and shall not be entitled to, any compensation or benefit of any kind or description from the Company, or as a result of his employment by the Company, other than as set forth herein or as otherwise required by applicable law.

II.       RELEASE

A.       Employee, [himself and his or herself and her] marital community, agents, heirs, executors, administrators, and assigns, hereby knowingly and voluntarily fully release and forever discharge from any and all agreements, debts, claims, demands, actions, judgments, causes of action, and liabilities of every kind or nature, known or unknown, that Employee, individually or as a member of a class, ever had or now has, against the following (referred to as the “Released Parties”), in each case, to the extent arising through the date on which Employee signs this Release:

•	Sturm, Ruger & Company, Inc.;
•	All affiliates, divisions, and subsidiaries of Sturm, Ruger & Company, Inc.;

•	All current or former owners, officers, directors, shareholders, members, employees, managers, agents, attorneys, partners and insurers of Sturm, Ruger & Company, Inc. and its affiliates, divisions, and subsidiaries; and
•	The predecessors, successors, and assigns of the above entities and individuals and the spouses, children, and family members of the individuals.

B.       Without limiting the generality of this Release, Employee acknowledges and agrees that, to the full extent permitted by law, this Release is intended to bar every claim, demand, and cause of action, including, without limitation, any and all claims arising under:

•	The federal Civil Rights Acts of 1866, 1871, 1964 and 1991 and all similar state civil rights statutes;
•	The Employee Retirement Income Security Act of 1974;
•	The Fair Labor Standards Act;
•	The Rehabilitation Act of 1973;
•	The Occupational Safety and Health Act;
•	The Health Insurance Portability and Accountability Act;
•	The Age Discrimination in Employment Act (including the amendments of the Older Workers Benefit Protection Act of 1990);
•	The Americans with Disabilities Act;
•	The National Labor Relations Act;
•	The Family and Medical Leave Act;
•	The Equal Pay Act;
•	The Worker Adjustment and Retraining Notification Act;
•	State wage payment statutes;
•	State workers’ compensation statutes;
•	Any statutes regarding the making and enforcing of contracts; and
•	All similar provisions under all other federal, state and local laws.

C.       Without limiting the generality of this Release, Employee further acknowledges and agrees that this Release is intended to bar all equitable claims and all common law claims, including, without limitation, claims of or for:

•	Breach of an express or an implied contract;
•	Breach of the covenant of good faith and fair dealing;
•	Unpaid wages, salary, commissions, vacation or other employee benefits;
•	Unjust enrichment;
•	Negligent or intentional interference with contractual relations;
•	Estoppel;
•	Fraud;
•	Negligence;
•	Negligent or intentional misrepresentation;
•	Personal injury;
•	Slander;
•	Libel;
•	Defamation;
•	False light;
•	Injurious falsehood;

•	Invasion of privacy;
•	Violation of public policy;
•	Wrongful discharge;
•	Failure to hire;
•	Retaliatory discharge;
•	Constructive discharge;
•	Negligent or intentional infliction of emotional distress;
•	Negligent hiring, supervision or retention;
•	Loss of consortium; and
•	Any claims that may relate to drug and/or alcohol testing.

D.       Employee further understands, acknowledges and agrees that this Release is a general release, and that Employee further waives and assumes the risk of any and all claims which exist as of the date Employee signs this Release, including those of which Employee does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Employee’s decision to sign this Release.

E.       Employee further understands, acknowledges and agrees that this Release waives any right Employee has to recover monetary damages in any lawsuit brought by Employee as well as in a lawsuit brought by the Equal Employment Opportunity Commission (EEOC) or any federal, state or local agency. Nothing herein shall prevent or prohibit Employee from filing a complaint or charge, or participating as a witness, in any matter before any federal, state or local agency (including, but not limited to, the EEOC); provided, however, that Employee agrees that [he or she] shall not seek, accept or receive any monetary damages or awards from any such proceeding. This Section does not limit Employee’s right to bring any claim, lawsuit, or complaint seeking to enforce the terms of this Release or the Severance Agreement.

F.       This Release shall not be interpreted to release or require the release of the Company or the Released Parties from any obligations under this Release, including:

•	Claims for Payments;
•	Claims for benefits under any Qualified Plans of the Company;
•	Claims for a bonus under the Bonus Programs. Employee’s right, if any, to any payment or bonus under the Bonus Programs shall be governed by the terms of the Bonus Programs; and
•	Claims for RSU awards or related dividends.

III.       FEDERAL AGE DISCRIMINATION CLAIMS

Employee understands and agrees that a waiver of claims under the Age Discrimination in Employment Act, as amended (29 U.S.C. § 621, et seq.) (the “ADEA”) is not effective unless it is “knowing and voluntary,” and that the ADEA imposes certain minimum requirements for a waiver to be knowing and voluntary. Employee acknowledges and agrees that Employee is knowingly and voluntarily giving up any rights or claims for relief Employee may have under the ADEA regarding the Company’s conduct or the conduct of any Released Parties. However, Employee acknowledges and agrees that Employee is not giving up the right to challenge the validity of this Release under the ADEA.

IV.	TIME TO CONSIDER AND CANCEL RELEASE; EFFECTIVE DATE

A.       Employee has twenty-one (21) days from the receipt of this Release to decide whether to sign it and is advised to consult with an attorney before doing so. Employee is not to sign this Release unless Employee understands its provisions and is doing so voluntarily.

B.       After Employee has signed this Release, Employee has seven (7) days to change [his or her] mind and notify the Company in writing that Employee has canceled this Release. If Employee so cancels this Release, this Release will be null and void, and will have no force or effect. Written notice of a cancellation of this Release must actually be received by the Company at the following address and within the time frame described above in order to be effective:

Sturm, Ruger & Company, Inc.

Att: Legal Department

One Lacey Place

Southport, CT 06890

C.       This Release shall be signed and notarized no later than twenty-one (21) calendar days following Employee’s receipt of this Release. Further, this Release shall be delivered to the Company, Att: Legal Department, at One Lacey Place, Southport, CT 06890 within seven (7) days after Employee signs the Release.

D.       If Employee (1) signs, notarizes and delivers this Release within the time frame and in accordance with the provisions of this Section; and (2) does not cancel or revoke the Release within seven (7) days after Employee signs the Release, this Release shall become effective on the eighth day after Employee signed it (“Effective Date”).

V.       CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

A.       Confidential Information. Both during Severance Period and thereafter, Employee shall not disclose Confidential Information to, or use Confidential Information for the benefit of, any Person (as defined below), except (i) to the extent required by an order of a court having jurisdiction over Employee or under subpoena from an appropriate government agency, in which event, Employee shall use [his or her] good faith efforts to consult with the General Counsel of the Company prior to responding to any such order or subpoena or (ii) as required in the performance of Employee’s duties for the Company.

For purposes of this Release, “Confidential Information” shall mean confidential or proprietary trade secrets, customer lists, customer identities and information, information regarding service providers, manufacturing processes, product designs or other intellectual property, marketing data or plans, sales data or plans, management organization information, operating policies or manuals, business plans, operations or techniques, financial records or data, or other financial, commercial, business or technical information (i) of or relating to the Company or any of its subsidiaries, or (ii) that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or its subsidiaries, but shall exclude any information that is in the public domain or hereafter enters the public domain, in each case, without the breach by Employee of [his or her] obligations under this Release.

Nothing herein prohibits Employee from reporting possible violations of U.S. federal, state or local laws or regulations to any governmental agency or entity (including the U.S. Securities and Exchange Commission) or making other disclosures that are protected under the whistleblower provisions of any such law or regulation, provided that such disclosures are consistent with applicable law. Further, nothing in this Release prevents Employee from (1) discussing wages and other working conditions with former co-workers; (2) taking action with one or more former co-workers to improve working conditions by, among other means, raising work-related complaints directly with the Company with a government agency; (3) taking any other action protected by Section 7 of the National Labor Relations Act; or (4) choosing not to engage in any of the foregoing activities. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Release, including this Section, limits Employee’s ability to disclose or discuss, either orally or in writing, alleged discriminatory or unfair employment practices.

B.       Non-Competition. Employee covenants and agrees that during the Severance Period, Employee shall not, directly or indirectly, individually or jointly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any Person (other than the Company or its subsidiaries), that engages in any Competitive Activities (as defined below) within the United States of America or any other jurisdiction in which the Company or its subsidiaries are engaged (or have committed plans to engage) in business during the term of Employee’s employment with the Company (the “Restricted Area”). Notwithstanding anything herein to the contrary, this Section shall not prevent Employee from acquiring or holding as an investment securities (i) of the Company or (ii) representing not more than three percent (3%) of the outstanding voting securities of any other publicly-held corporation. For purposes of this Release, “Competitive Activities” means any business activities involving, or related to, the design, manufacture or sale (excluding retail sales to end users, but including sales at other levels in the distribution channel) of firearms or firearms parts or components (including, by way of example only, and without limitation, magazines, sights, stocks, and fire control components), but excluding firearms accessories ancillary to firearms ownership (including, by way of example only, and without limitation, holsters, gun bags, targets, sportswear, gun racks, and gun cleaning supplies).

C.       Non-Solicitation; Non-Interference. Employee covenants and agrees that during the Severance Period, Employee shall not, for his or her own account or for the account of any other person (other than the Company or its subsidiaries), engage in Interfering Activities. For purposes of this Release, “Interfering Activities” means directly or indirectly (i) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any person employed by, or person providing consulting services to, the Company or any of its subsidiaries to terminate such employment or consulting services; provided, that the foregoing shall not be violated by a general advertising not targeted at employees or consultants of the Company or its subsidiaries; (ii) hiring any person who was employed by the Company or any of its subsidiaries at any time during the six (6) month period preceding the date of such hiring; or (iii) encouraging, soliciting or inducing, or in any manner attempting to encourage, solicit or induce any customer, distributor, insurer, supplier, licensee or other business relation of the Company or any of its subsidiaries—in all cases, only to the extent Employee worked with, learned of, or had contact with the foregoing through his or her employment by the Company—to cease doing business with the Company or its subsidiaries, or interfering with the relationship between any such customer, distributor, insurer, supplier, licensee or business relation and the Company or its subsidiaries.

VI.       COOPERATION

Employee agrees to reasonably cooperate with the Company and its attorneys both during and after the Severance Period in connection with any litigation or other proceeding(s) arising out of or relating to matters with which Employee had direct knowledge of or was involved in prior to the Separation Date. In the event Employee’s cooperation is requested, the Company will: (1) seek to minimize interruptions to Employee’s schedule; and (2) reimburse Employee for any and all reasonable, appropriate and documented out-of-pocket expenses associated with such cooperation.

VII.       SEVERABILITY

In the event that any provision(s) of this Release is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Release shall continue in full force and effect.

VIII.       BINDING EFFECT

This Release shall be binding upon and operate to the benefit of Employee, the Company, the Released Parties, and their successors and assigns. In the event of Employee’s death, all monetary Payments hereunder and pursuant to the Severance Agreement will continue to be made to Employee’s estate. In such event, all medical benefits shall terminate in accordance with the plan, though coverage under COBRA will be available for Employee’s eligible dependents.

IX.       WAIVER

No waiver of any of the terms of this Release shall constitute a waiver of any other terms, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. The Company or Employee may waive any provision of this Release intended for [its/his/her] benefit, but such waiver shall in no way excuse the other from the performance of any of [its/his/her] other obligations under this Release.

X.       GOVERNING LAW

This Release shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the principles of conflicts of law, except to the extent those laws are preempted by federal law.

Appendix A

The applicable provisions of this Appendix apply solely to employees whose principal work location is in Colorado. This Appendix is deemed to modify the letter agreement (the “Release”) to which this Appendix is attached. In the event of any conflict between the Release and this Appendix, the terms of this Appendix shall control solely to the extent of such conflict.

Colorado

If Employee’s principal work location is in Colorado, Employee will not be subject to the Sections entitled “Non-Competition” or “Non-Solicitation; Non-Interference” unless Employee receives a separate written notice that Employee is subject to such covenants prior to executing the Release. Such Employee will remain subject to all other covenants. Employee will NOT receive such notice unless Employee may be subject to such covenants under Colo. Rev. Stat. § 8-2-113, and such covenants are necessary for the protection of Company’s trade secrets.

Further, if Employee’s primary work location is in Colorado, the following language is added to the end of the Section entitled “Governing Law”:

Notwithstanding the foregoing, the Section entitled “Confidential Information and Restrictive Covenants” shall be interpreted consistently with Section 6 of Colorado H.B. 22-1317 (governing restrictive covenants), if applicable.